UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014 (January 9, 2014)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2014, Alcoa Inc. (“Alcoa” or the “Company”) resolved the investigations by the U.S. Department of Justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”) regarding certain legacy alumina contracts with Aluminium Bahrain B.S.C. (“Alba”). A copy of the Company’s press release announcing the resolution is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The settlement with the DOJ was reached with Alcoa World Alumina LLC (“AWA”). AWA is a company within Alcoa World Alumina and Chemicals (“AWAC”), the unincorporated bauxite mining and alumina refining venture between the Company and Alumina Limited.

Under the terms of a plea agreement entered into with the DOJ, effective January 9, 2014, AWA pled guilty to one count of violating the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). As part of the DOJ resolution, AWA agreed to pay a total of $223 million, including a fine of $209 million payable in five equal installments over four years. The first installment of $41.8 million, plus a one-time administrative forfeiture of $14 million, will be paid in the first quarter of 2014, and the remaining installments of $41.8 million each will be paid in the first quarters of 2015-2018. The DOJ is bringing no case against the Company.

Effective January 9, 2014, the Company also settled civil charges filed by the SEC in an administrative proceeding relating to the anti-bribery, internal controls, and books and records provisions of the FCPA. Under the terms of the settlement with the SEC, the Company agreed to a settlement amount of $175 million, but will be given credit for the $14 million one-time forfeiture payment, which is part of the DOJ resolution, resulting in a total cash payment to the SEC of $161 million payable in five equal installments over four years. The first installment of $32.2 million will be paid to the SEC in the first quarter of 2014, and the remaining installments of $32.2 million each will be paid in the first quarters of 2015-2018.

There was no allegation in the filings by the DOJ and there was no finding by the SEC that anyone at the Company knowingly engaged in the conduct at issue. The SEC and DOJ also recognized the Company for its cooperation and compliance efforts.

AWAC is a global bauxite mining and alumina refining enterprise between the Company and Alumina Limited. AWAC consists of a number of affiliated operating entities, including AWA, which own or operate bauxite mines and alumina refineries in seven countries. The Company owns 60% and Alumina Limited owns 40% of these individual entities, which are consolidated by the Company for financial reporting purposes.

AWA is a US-based AWAC company organized under the laws of Delaware that owns, directly or indirectly, alumina refineries and bauxite mines in the Atlantic region.

Item 2.02.	Results of Operations and Financial Condition.

On January 9, 2014, Alcoa issued a press release announcing its financial results for the fourth quarter and year 2013. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99.1	Alcoa Inc. press release dated January 9, 2014 regarding the resolution of the Alba matter with the U.S. government.

The following is furnished as an exhibit to this report:

99.2	Alcoa Inc. press release dated January 9, 2014 regarding Alcoa’s financial results for the fourth quarter and year 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ AUDREY STRAUSS
Name:	Audrey Strauss
Title:	Executive Vice President, Chief Legal
Officer and Secretary

Date: January 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Alcoa Inc. press release dated January 9, 2014 regarding the resolution of the Alba matter with the U.S. government.

99.2	Alcoa Inc. press release dated January 9, 2014 regarding Alcoa’s financial results for the fourth quarter and year 2013.

5